Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-143425, 333-85522, 333-74276, 333-69664, 333-116468, 333-135652, 333-141238, 333-141859, 333-159708, 333-165606, and 333-164556) and Form S-8 (File Nos. 333-21113, 333-68757, 333-40396, 333-67010, 333-82340, 333-109959, 333-131377, 333-131382, 333-153828, and 333-160361) of ViaSat, Inc. of our report dated May 27, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in the manner in which the Company accounts for noncontrolling interests in consolidated subsidiaries discussed in Note 1 and presentation of guarantor condensed consolidating financial information discussed in Note 15, for which the date is April 1, 2010, relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting which appears in this Form 8-K.
/s/ PricewaterhouseCoopers, LLP
San Diego, California
April 1, 2010